EXHIBIT A

NEITHER THIS SECURITY NOR THE ISSUANCE TO THE HOLDER OF THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REPAYMENT OR CONVERSION. AS A RESULT, FOLLOWING ANY REPAYMENT OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

Original Issue Date: July ___, 2006

                                                                 $______________


                         UNSECURED CONVERTIBLE DEBENTURE
                                DUE JUNE __, 2008

     THIS CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued Unsecured Convertible Debentures of Consolidated Energy, Inc., a Wyoming corporation, having its principal place of business at 76 George Road, Betsy Layne, Kentucky 41605 (the "Company"), designated as its Debenture, due July ___, 2008 (this debenture, the "Debenture" and collectively with the other such series of debentures, the "Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to the order of ________________________ or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ by July __, 2008, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date"), and to pay interest to the Holder on the aggregate and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

     Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

          "Bankruptcy Event" means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof;
     (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

          "Blocked Account" means account number 4002127332 at Community Trust Bank, Inc., Pikeville, Kentucky established pursuant to the Blocked Account Agreement, dated as of July ___, 2006, between the Company, Community Trust Bank, Inc. and Atoll Asst Management, LLC, as agent.

          "Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

          "Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or
     (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

          "Control Account" shall mean account number 4002127324 at Community Trust Bank, Inc., Pikeville, Kentucky established pursuant to the Control Account and Security Agreement, dated as of July ___, 2006, between the Company, Community Trust Bank, Inc. and Atoll Asset Management, LLC, as agent.

          "Conversion Price" means $0.90, subject to adjustment as set forth herein.

          "Current Market Price" means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock:
     (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System (or a similar system then in use), the last reported sales price (regular way) so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 5 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined by an Independent Financial Expert (and the costs of such determination shall be bourne entirely by the Company). An "Independent Financial Expert" shall mean a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder, is nationally recognized and disinterested and Independent with respect to the Company and its affiliates and is reasonably acceptable to the Holder. "Independent" shall mean any person or entity that (A) is in fact independent, (B) does not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries, or in any affiliate of the Company or any of its subsidiaries (other than as a result of holding securities of the Company in trading accounts), and (C) is not an officer, employee, promoter, trustee, partner, director or person performing similar functions for the Company or any of its subsidiaries or any affiliate of the Company or any of its subsidiaries.

          "Debenture  Register"  shall have the  meaning  set forth in Section 3
     (c).

          "Event of Default" shall have the meaning set forth in Section 5.

          "Fundamental Transaction" means any transaction pursuant to which (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions,
     (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

          "Late Fees" shall have the meaning set forth in Section 2(d).

          "Mandatory Default Amount" means the sum of 120% of the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon.

          "New York Courts" shall have the meaning set forth in Section 6(d).

          "Original Issue Date" means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

          "Permitted Indebtedness" means (a) the Indebtedness existing on the Original Issue Date and set forth on Schedule 3.1(aa) attached to the Purchase Agreement, (b) Variable Rate Original Issue Discount Convertible Secured Debentures to be issued on or immediately after the date hereof, and (c) capital lease obligations and purchase money indebtedness of up to $500,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

          "Permitted Lien" means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company's business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of the Company's business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b) thereunder; or (d) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

          "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          "Prepayment Amount" means the sum of (i) 105% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest and
     (iii) all liquidated damages and other amounts due in respect of the Debenture.

          "Principal Amount" means at any time the sum of (i) the outstanding principal amount of this Note at such time, (ii) all accrued but unpaid interest hereunder to such time, and (iii) any default payments owing at such time to the Holder under the Transaction Documents but not theretofore paid or added to the Principal Amount.

          "Principal Market" means the OTC Bulletin Board or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

                  "Purchase Agreement" means the Securities Purchase Agreement among the Company and the original Holders, dated as of July __, 2006, as amended, modified or supplemented from time to time in accordance with its terms.

          "Subsidiary"  shall  have  the  meaning  set  forth  in  the  Purchase
     Agreement.

          "Trading Day" means a day on which the Principal Market is open for the general trading of securities.

          "Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

          "Underlying Shares" means the shares of Common Stock issued or issuable upon conversion of, in lieu of cash payment of principal of, or interest on, as repayment of principal under, or otherwise pursuant to, this Note in accordance with the terms hereof and the Purchase Agreement.

     Section 2. Principal and Interest.

          a) Payment of Principal. The Company shall make equal monthly principal payments under this Debenture commencing on the first Business Day (the "Initial Principal Payment Date") in which the Company had a monthly EBITDA in the preceding calendar month of at least $800,000, provided that, for purposes hereof, "EBITDA" means, for the applicable period, the net income (or net loss) of the Company and its consolidated Subsidiaries, determined in accordance with GAAP, consistently applied, plus (a) any provision for (or less any benefit from) income taxes, (b) any deduction for interest expense, net of interest income, (c) depreciation and amortization expense, and (d) any other non-cash adjustments recorded "below the line" including but not limited to adjustments to the Company's statement of operations made in accordance with EITF 00-19. Notwithstanding the foregoing, the Company shall not pay in cash any payments of any kind (including prepayments) pursuant to this Section 2 (a) if (i) the Control Account has a balance of less than $250,000 unless such Control Account has been terminated pursuant to the terms of the agreements governing its existence and (ii) the holders of the Secured Debentures have not received payment in full of the first Monthly Redemption payment payable under the Secured Debentures. The monthly principal amount to be paid under this
     Section 2(a), shall be determined by dividing the outstanding principal balance immediately preceding the Initial Principal Payment Date by the number of monthly payments due until the Maturity Date.

          b) Payment of Interest. The Company shall accrue interest on a monthly basis on the aggregate then outstanding principal amount of this Debenture at the rate per annum equal to 15%. The Company shall only pay interest in cash in arrears to the Holder commencing simultaneously with the Initial Principal Payment Date.

          c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, plus all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

          d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law ("Late Fees") which shall accrue daily from the date such interest is due hereunder through and including the date of payment in full.

          e) Prepayment. The Company may prepay all or any portion of the principal amount of this Debenture for an amount in cash equal to the Prepayment Amount, at any time after the one year anniversary of the Original Issue Date, without the prior written consent of the Holder; provided, however, that the Company shall deliver a written notice to the Holder at least 10 Business Days prior to a full or partial prepayment of this Debenture, which notice shall specify the date of prepayment and amount of prepayment of this Debenture.

     Section 3. Conversion.

          a) Conversion Rights. Upon the terms and subject to the conditions hereof, the Holder shall have the right, at the Holder's option, to convert the outstanding Principal Amount , in whole at any time or in part from time to time, by delivering to the Company a duly executed notice of conversion in the form attached hereto as Annex A (the "Optional Conversion Notice"), which may be transmitted by telephone line facsimile transmission.

          b) Common Stock Issuance Upon Conversion.

               (i) Conversion Procedures. Upon any conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date by the then applicable Conversion Price. The date of any Conversion Notice hereunder shall be referred to herein as the "Conversion Date". If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request of the Holder, promptly deliver to the Holder (but no later than five Trading Days after the surrender of this Note to the Company) a new Note having a Principal Amount equal to the amount of such outstanding Principal Amount as has not been converted. The Holder shall not be required physically to surrender this Note to the Company upon any conversion unless the full outstanding Principal Amount of this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment. The Holder agrees that, if the outstanding Principal Amount of this Note is less than the Principal Amount stated on the face of this Note, the Holder will not voluntarily transfer this Note at any time when no Event of Default has occurred and is continuing without first surrendering this Note to the Company for issuance, without charge to the Holder, of a replacement instrument that reflects the outstanding Principal Amount of this Note. The Company will deliver such replacement instrument to the Holder as promptly as practical, but in no event later than three Trading Days, after surrender by the Holder.

               (ii) Stock Certificates or DWAC. The Company will deliver to the Holder not later than five (5) Trading Days after a particular Conversion Date, a certificate or certificates, for the number of shares of Common Stock issuable upon such conversion of this Note. In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such shares are not delivered to or as directed by the Holder by the third Trading Day after the applicable Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such shares, to rescind such conversion, in which event the Company shall immediately return this Note to the Holder if the Holder has tendered it to the Company in connection with such conversion. If the Holder notifies the Company that the Holder has not received such shares within three Trading Days after a particular Conversion Date (each, a "Holder Share Notice") and the Holder does not receive such shares within two Trading Days after giving such Holder Share Notice, then, in addition to any other liability the Company may have, the Company shall pay to the Holder, in cash, an amount, computed at the rate of 1.5% of the outstanding Principal Amount per month, for a period not to exceed six months such failure continues (the "Conversion Delay Payments"). A Holder Share Notice may be given by telephone or e-mail to the Company's Chief Financial
     Officer or General Counsel or Chief Executive Officer. The Company's obligation to issue and deliver such shares of Common Stock upon conversion of this Note shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, of any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise.

               (iii) Liability for Late Delivery; Force Majeure. If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder pursuant to this Note on the due date therefor, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, so long as the Holder shall have given the Company a Holder Share Notice with respect to such shares of Common Stock, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual, direct out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, so long as the Holder shall have given the Company a Holder
     Share Notice with respect to such shares of Common Stock, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with any exercise of the Holder's rights by reason of which such shares are deliverable, rescind such exercise in whole or in part, in which case the Holder shall thereafter be entitled to exercise its rights with respect to that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing and Section 3(b)(ii), (x) the Company shall not be liable to the Holder under clauses (A) and (B) of the immediately preceding sentence or (y) for Conversion Delay Payments, in either such case of the preceding clause (x) or (y) to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from a Force Majeure Event (it being understood that the action or failure to act of the Company's Transfer Agent shall not be deemed a Force Majeure Event unless outside the control of such Transfer Agent or resulting from the bankruptcy, liquidation or reorganization of such Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the due date for delivery to it of shares of Common Stock under this Note if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise. If pursuant to this Section 3(b)(iii) the Company is relieved of its obligation to make Conversion Delay Payments, then the Principal Amount of this Note for which a Conversion Notice has been given and for which the Company has not issued the shares of Common Stock within the period provided in Section 3(b)(ii) shall continue to bear interest at the applicable rate provided in this Note from the applicable Conversion Date to the date the Company so issues such shares of Common Stock.

          c) Conversion Price Adjustments.

               (i) Stock Dividends, Splits and Combinations. In the event that the Company shall (A) pay a dividend or make a distribution to all its stockholders, in shares of Common Stock, on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had this Note been fully converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clause (ii) below.

               (ii) Adjustment for Certain Issuances.

                    (A) In the event that the Company  shall  commit to issue or distribute securities, in any such case at a price per share (on an as converted basis with respect to any options, warrants or convertible securities) less than the Current Market Price per share (but more than the then applicable Conversion Price as described in Section 3(c)(ii)(B) below) on the earliest of (1) the date the Company shall enter into a firm contract for such issuance or distribution, (2) the record date for the determination of stockholders entitled to receive any such securities, if applicable, or (3) the date of actual issuance or distribution of any such securities (provided that the issuance of Common Stock upon the exercise of securities that are rights, warrants, options or convertible or exchangeable securities ("New Derivative Securities") will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such New Derivative Security was issued), then the Conversion Price in effect immediately prior to such earliest date shall be adjusted so that the new Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such earliest date by the fraction:

                    (x) whose numerator shall be (I) the number of shares of Common Stock outstanding on such date (on a fully-diluted basis after giving effect to any securities (other than this
                    Note)  convertible or  exchangeable  into Common Stock) plus
                    (II) the number of shares of Common Stock which the aggregate offering price of the total number of such securities so offered would have purchased at such Current Market Price (such amount, with respect to any New Derivative Securities, determined by multiplying the total number of shares of Common Stock subject thereto by the exercise price of such New Derivative Securities (or the Conversion Price, if less), and dividing the product so obtained by such Current Market Price), and

                    (y) whose denominator shall be (I) the number of shares of Common Stock outstanding on such date (on a fully-diluted basis after giving effect to any securities (other than this Note) convertible or exchangeable into Common Stock) plus
                    (II) the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such New Derivative Security.

                    Such adjustment shall be made successively whenever any such securities are issued. In determining whether any New Derivative Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Common Stock so issued, there shall be taken into account any consideration received by the Company for such Common Stock or New Derivative Securities, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company. If any New Derivative Security to purchase or acquire Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subsection (A) shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect had the adjustment of the Conversion Price made upon the issuance of such New Derivative Security been made on the basis of offering for subscription, purchase or issuance, as the case may be, only of that number of shares of Common Stock actually purchased or issued upon the actual exercise of such New Derivative Security.

                    (B) In addition,  if the Company or any Subsidiary  thereof, as applicable, at any time while this Note is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or other securities (whether new or existing securities, including without limitation, a repricing of the Company's 8% Senior Convertible Notes Due June 30, 2008 as a result of Section 3 c) of such Notes) entitling any Person to acquire shares of Common Stock, at an effective price per share of Common Stock less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or the securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or New Securities are issued. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or the securities subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(c), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

               (iii) Rounding of Adjustments. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 or Section 2 shall be made to the nearest cent or nearest 1/100th of a share.

               (iv) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3(c), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

               (v) Change of Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter, at its option, (A) to convert this Note, in whole or in part, at the then applicable Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted (determined without regard to any limitations contained in Section 3.13 of the Purchase Agreement), subject to such further applicable adjustments set forth in this Section 3, or (B) to require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to 125% of the outstanding Principal Amount being redeemed, plus accrued interest thereon. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holder the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon conversion of this Note immediately prior to such Change in Control Transaction would have been entitled to receive in such Change in Control Transaction and if such Holder had continued to hold such securities, cash and/or property until the date of such conversion or redemption, and interest payable hereunder after such Change in Control Transaction shall be paid in cash or such new securities and/or property, at the Holder's option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, amalgamations, sales, transfers or share exchanges.

               (vi) Notice of Certain Events. If:

               A.   the  Company   shall   declare  a  dividend  (or  any  other
                    distribution) on its Common Stock; or

               B. the Company shall declare a special nonrecurring cash dividend on or a tender offer for, offer to purchase or redemption of its Common Stock; or

               C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation, amalgamation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

               E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or

               F. there exists an agreement to which the Company is a party or by which it is bound providing for a Change in Control Transaction, or a Change in Control Transaction has occurred;

     then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, at least 20 calendar days prior to the effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, tender offer, offer to purchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, tender offer, offer to purchase, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change of Control Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.



               d) Reservation and Issuance of Underlying Shares. The Company covenants that it will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares solely for the purpose of issuance upon conversion in full of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement and taking into account the adjustments under this Section 3, but determined without regard to any ownership limitations contained in the Purchase Agreement). The Company represents, warrants and covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable.

               e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates for a fraction of a share of Common Stock, but may if otherwise permitted, make a cash payment in respect of any fraction of a share based on the Current Market Price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the fraction of a share, one whole share of Common Stock.

               f) Charges, Taxes and Expenses. Issuance of shares of Common Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, the applicable Conversion Notice, when given for such conversion shall be accompanied or followed by an assignment form for the applicable portion of this Note or such shares, as the case may be; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

               g) Cancellation. After the entire Principal Amount (including accrued but unpaid interest and default payments at any time owed on this
     Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender this Note to the Company at the Company's principal executive offices; provided, however, that the failure to surrender this Note shall not delay or limit such cancellation.

               h) Holder's Restriction on Conversion. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, such Holder (together with such Holder's affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted principal amount of this Note beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes or the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this
     Section 3(i) applies, the determination of whether this Note is convertible (in relation to other securities owned by such Holder together with any affiliates) and of which amounts of this Note are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether this Note may be converted (in relation to other securities owned by such Holder) and which amounts of this Note are convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following:
     (A) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Beneficial Ownership Limitation provisions of this Section 3(h) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company..

     Section 4. Registration of Transfers and Exchanges.

               a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

               b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

               c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     Section 4. Negative Covenants. As long as any portion of this Debenture remains outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

               a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

               b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

               c) amend its charter documents, including without limitation, the certificate of incorporation and bylaws, in any manner that adversely affects any rights of the Holder;

               d) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm's-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

               e) enter into any agreement with respect to any of the foregoing;

               f) maintain a balance of cash and equivalents of less than $250,000 in each of the Blocked Account and the Control Account;

               g) pay cash dividends or distributions on any equity securities of the Company; or

               h) incur any past-due taxes imposed by any federal, state or local government, other than those which are the subject of a bona fide dispute and as to which lawful procedures for contesting the same are being diligently pursued.

     Section 5. Events of Default.

               a) "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                    i. any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on any Debenture, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Business Days;

                    ii. the  Company  shall fail to observe or perform any other covenant or agreement contained in the Debentures which failure is not cured, if possible to cure, by the earlier of (A) 5
               Business Days after notice of such failure delivered by the Holder or by any other Holder and (B) 10 Business Days after the Company has become aware of such failure;

                    iii. a default or event of default  (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

                    iv. any  representation  or warranty  made by the Company in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto, or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

                    v. the Company or any Significant Subsidiary shall be subject to a Bankruptcy Event;

                    vi. the Company or any  Subsidiary  shall  default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and
               (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable (unless the indebtedness is already due or past due);

                    vii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

                    viii. a Registration  Statement shall not have been declared effective by the Commission on or prior to the 210th calendar day after the Closing Date;

                    ix. any Person shall breach any  agreement  delivered to the initial Holders pursuant to Section 2.2(a)(ix) of the Purchase Agreement; or

                    x. any  monetary  judgment,  writ or similar  final  process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

               b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder's election (other than in a Bankruptcy Event, in which case the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become immediately due and payable without further actions on the part of the Holder), immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this
     Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     Section 6. Miscellaneous.


               a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (606) 478-8353, Attention: President, or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section
     6. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

               b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company.

               c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

               d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

               e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.

               f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

               g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

               h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

               i)  Assumption.  Any  successor  to the Company or any  surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.


                              *********************

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                        CONSOLIDATED ENERGY, INC.


                               By:__________________________________________
                               Name: David Guthrie
                               Title: President

                                   ASSIGNMENT

     For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or other Taxpayer Identification Number of assignee: ) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of Consolidated Energy, Inc., a Wyoming corporation (the "Company"), with full power of substitution in the premises.


     In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

   [   ]   To the Company or a subsidiary thereof; or

   [   ]   To a QIB pursuant to and in compliance with Rule 144A; or

   [   ]   To an "accredited investor" pursuant to and in compliance with the Securities Act; or

   [   ]   Pursuant to and in compliance with Rule 144 under the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

   [   ]   The transferee is an Affiliate of the Company.

     Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:                                     NAME:________________________________





Signature(s)                               _____________________________________

                                                                         ANNEX A

                            FORM OF CONVERSION NOTICE

(To be executed by the Holder in order
to convert 15% Unsecured Convertible Note)

                     Re:  15% Unsecured  Convertible Note issued by CONSOLIDATED
               ENERGY, INC. identified below (the "Note")

The undersigned hereby elects to convert the outstanding Principal Amount (as defined in the Note) indicated below of the Note into shares of Common Stock, of CONSOLIDATED ENERGY, INC., a Wyoming corporation (the "Company") according to the terms hereof and of the Note, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion information:
                                   _____________________________________________
                                   Note Number


                                   _____________________________________________
                                   Conversion Date


                                   _____________________________________________
                                   Principal Amount of Note Being Converted


                                   _____________________________________________
                                   Number of Shares of Common Stock to Be Issued



                                   _____________________________________________
                                   Applicable Conversion Price


                                   _____________________________________________
                                   Signature


                                   _____________________________________________
                                   Name

                                   _____________________________________________
                                   Address